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                                                                    EXHIBIT 23.1


INDEPENDENT AUDITORS' CONSENT

We consent to the incorporation by reference in this Registration Statement on Form S-8 of Capstone Turbine Corporation (the "Company") of our report dated February 2, 2001, contained in the Company's Annual Report on Form 10-K for the year ended December 31, 2000.


/s/ DELOITTE & TOUCHE LLP

Los Angeles, California
July 31, 2001